                              AMENDMENT NUMBER THREE
                             DATED AS OF MAY 31, 1997
                                        TO
          $121,300,000 AMENDED AND RESTATED 1994 MEIP CREDIT AGREEMENT
                            DATED AS OF JUNE 14, 1994
                                       AND
                    AMENDED AND RESTATED AS OF MAY 15, 1996


     THIS AMENDMENT NUMBER THREE (this "AMENDMENT") is executed as of the 21st day of May, 1997, among LOEWEN MANAGEMENT INVESTMENT CORPORATION ("LMIC"), in its capacity as Agent for LOEWEN GROUP INTERNATIONAL, INC. (the "BORROWER" or "LGII"), THE LOEWEN GROUP INC. ("TLGI"), the BANKS party to the Credit Agreement (collectively, the "BANKS"), and WACHOVIA BANK OF GEORGIA, N.A., as agent (the "AGENT").

                             W I T N E S S E T H:

     WHEREAS, LMIC, acting in its capacity as agent for the Borrower, TLGI, the Banks and the Agent entered into a $121,300,000 Amended and Restated 1994 MEIP Credit Agreement dated as of June 14, 1994, as amended and restated as of May 15, 1996, as further amended by Amendment Number One dated as of December 2, 1996, and as further amended by Amendment Number Two dated as of April 30, 1997 (the "CREDIT AGREEMENT") terms defined in the Credit Agreement being used herein as therein defined unless otherwise defined herein);

     WHEREAS, TLGI and LGII have each guaranteed the Obligations of the Borrower under the Credit Agreement, and

     WHEREAS, the Borrower, TLGI, LMIC, and LGII (collectively, the "CREDIT PARTIES") have requested that the Banks make an additional amendment to the Credit Agreement and waive a certain Default existing thereunder, and the Banks have agreed to do so, but only to the extent and subject to the limitations set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. AMENDMENT. Section 5.07 of the Credit Agreement is hereby amended to read as follows:

          "SECTION 5.07 LOANS OR ADVANCES. Neither TLGI nor any of its Subsidiaries (including, without limitation, LGII) shall make loans or advances to any Person except: (i) loans or advances to employees not


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

     exceeding $15,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date, (ii) deposits required by government agencies or public utilities, and (iii) loans or advances which constitute Investments permitted by Section 5.08;
     provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence."

     SECTION 2. WAIVER OF DEFAULT. Subject to the terms and conditions of this Amendment, the Agent and the Banks hereby waive any Default or Event of Default existing on the date hereof and arising solely by reasons of defaults under Section 5.07 of the Credit Agreement as a result of the aggregate amount of loans advanced to employees of TLGI and its Subsidiaries (including
LGII) exceeding $5,000,000 in principal amount. The foregoing waiver shall apply only to the matter specified herein and shall not constitute a waiver by the Agent or the Banks of any other or future Default or Event of Default.

     SECTION 3. REAFFIRMATION OF GUARANTIES. The Credit Parties (a) consent to the terms and provisions of this Amendment provided for herein, (b) reaffirm their obligations under their respective Guaranties, and (c) confirm that their respective Guaranties remain in full force and effect with respect to the Credit Agreement notwithstanding the waiver and amendment provided for herein.

     SECTION 4. EFFECTIVENESS. This Amendment shall become effective only after the Agent shall have received one or more counterparts of this Amendment, in form and substance satisfactory to the Agent and its counsel, duly executed by the Credit Parties, the Agent and the Required Banks.

     SECTION 5. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each of the Credit Parties hereby represents and warrants that as of the date of its execution of this Amendment and the date of its effectiveness, in each case after giving effect to the waiver and amendment provided for herein:

          (a) There exists no Default or Event of Default under the Credit Agreement;

          (b) The representations and warranties contained in Article IV of the Credit Agreement are true and correct as of such dates, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

          (c) No default, unmatured default or similar event exists under any agreement, instrument or other document evidencing or related to Debt of any Credit Party or any Subsidiary thereof.


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     SECTION 6.  EFFECT.  Except as otherwise expressly provided herein, the
Credit Agreement is and shall continue in full force and effect and is hereby ratified and confirmed.

     SECTION 7. GOVERNING LAW. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OR CONFLICTS) OF THE STATE OF GEORGIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     SECTION 8. SEVERABILITY. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

     SECTION 9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                      LOEWEN MANAGEMENT INVESTMENT
                                      CORPORATION, IN ITS CAPACITY AS AGENT
                                      FOR LOEWEN GROUP INTERNATIONAL, INC.,
                                      AS BORROWER



                                      By:_____________________________
                                      Print Name:_____________________
                                      Title:__________________________


                                      LOEWEN GROUP INTERNATIONAL, INC., AS
                                      GUARANTOR



                                      By:_____________________________
                                      Print Name:_____________________
                                      Title:__________________________


                                      THE LOEWEN GROUP INC.



                                      By:_____________________________
                                      Print Name:_____________________
                                      Title:__________________________


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

                                      WACHOVIA BANK OF GEORGIA, N.A.,
                                      INDIVIDUALLY AND AS AGENT



                                      By:_____________________________
                                      Print Name:_____________________
                                      Title:__________________________


                                      ROYAL BANK OF CANADA



                                      By:_____________________________
                                      Print Name:_____________________
                                      Title:__________________________


                                      THE FIRST NATIONAL BANK OF CHICAGO



                                      By:_____________________________
                                      Print Name:_____________________
                                      Title:__________________________


                                      BANK OF MONTREAL



                                      By:_____________________________
                                      Print Name:_____________________
                                      Title:__________________________


                                      STAR BANK, N.A.



                                      By:_____________________________
                                      Print Name:_____________________
                                      Title:__________________________


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